EXHIBIT (4)(b)(10)


                                                             EXECUTION COPY











                        RESORTS INTERNATIONAL HOTEL FINANCING, INC.



                                       $125,000,000



                                11% Mortgage Notes Due 2003



                       ____________________________________________


                               FIRST SUPPLEMENTAL INDENTURE


                                 Dated as of March 5, 1997


                      ______________________________________________






                      Resorts International Hotel, Inc., as Guarantor
                    State Street Bank and Trust Company of Connecticut,
                             National Association, as Trustee

                         FIRST SUPPLEMENTAL INDENTURE, dated as of March 5,
               1997 (this "First Supplemental Indenture"), among Resorts International Hotel Financing, Inc., as issuer (the "Company"), Resorts International Hotel, Inc., as guarantor (the "Guarantor"), and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee").

                         Capitalized terms used herein but not otherwise
               defined herein shall have the meanings given to such terms in the Indenture, dated as of May 3, 1994, among the Company, the Guarantor and the Trustee (the "Indenture").

                                         Recitals

                         WHEREAS, the Company, the Guarantor and the
               Trustee entered into the Indenture pursuant to which the Company issued its 11% Mortgage Notes Due 2003 (the "Securities");

                         WHEREAS, in connection with the Indenture, (i) the
               Guarantor and the Company entered into a Mortgage, dated as of May 3, 1994, an Assignment of Leases and Rents, dated as of May 3, 1994, and an Assignment of Operating Assets, dated as of May 3, 1994, (ii) the Company, the Guarantor and the Trustee entered into an Assignment of Agreements, dated as of May 3, 1994 (the "Assignment"), and (iii) the Guarantor and the Trustee entered into a Mortgage, dated as of May 3, 1994 (collectively, the "Security Documents");

                         WHEREAS, the Company has caused to be delivered to
               the holders of the Securities an Offer to Purchase and Consent Solicitation Statement, dated February 7, 1997 (as the same may be amended from time to time, the "Statement"), and a related Consent and Letter of Transmittal, pursuant to which (i) the Company has offered to purchase for cash all of the outstanding Securities (such offer on the terms set forth in the Statement and such Consent and Letter of Transmittal, the "Offer") and (ii) the Company has solicited consents to the execution and delivery of this First Supplemental Indenture;

                         WHEREAS, Section 11.02 of the Indenture provides
               that the Company, the Guarantor and the Trustee may amend or


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               supplement the Indenture and the Securities and enter into certain transactions with the consent of the holders of not less than 66 % in Outstanding Amount of the Securities then Outstanding (the "Requisite Holders"), subject to paragraphs (a), (b), (c), (d) and (e) thereof;

                         WHEREAS, the Company has received the consents of
               the Requisite Holders to the execution and delivery of this First Supplemental Indenture;

                         WHEREAS, all actions necessary to make this First
               Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed; and

                         WHEREAS, the Company, the Guarantor and the
               Trustee desire to enter into, execute and deliver this First Supplemental Indenture in compliance with the provisions of the Indenture.

                         NOW, THEREFORE, the Company and the Guarantor do
               hereby covenant and agree to and with the Trustee, for the Ratable Benefit of Holders of the Securities, as follows.


                                        ARTICLE ONE

                                  AMENDMENTS TO INDENTURE

                         This First Supplemental Indenture to the Indenture
               is hereby amended as follows:

                         1.1.  Amendment of Article One.  Article One
               ("Definitions and Other Provisions of General Application") of the Indenture is hereby amended by deleting from
               Section 1.01 ("Definitions") the definition of "Mortgage Documents" in its entirety and inserting in lieu thereof the following: "Mortgage Documents" means the RIH Promissory Note.".

                         1.2 Amendment of Article Four. Article Four ("Guaranty") of the Indenture is hereby amended by deleting in its entirety Section 4.03 ("Mortgage Securing Guaranty")


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               and inserting in lieu thereof the following:
               "[intentionally omitted]".

                         1.3  Amendment of Article Six.  Article Six
               ("Security") of the Indenture is hereby amended by deleting in their entirety Sections 6.01 ("Assignment Agreement"),
               6.02 ("Recording, Etc."), 6.03 ("Custody of Mortgage Documents") and 6.04 ("Suits to Protect the Trust Estate and Mortgage Documents"), and inserting in each case in lieu thereof the following: "[intentionally omitted]".

                         1.4 Amendment of Article Seven. Article Seven ("Remedies") of the Indenture is hereby amended by deleting paragraph (c) of Section 7.01 ("Events of Default") thereof in its entirety and inserting in lieu thereof the following:
               "[intentionally omitted]".

                         1.5  Amendment of Article Ten.  Article Ten
               ("Consolidation, Merger, Conveyance, Transfer or Lease") of the Indenture is hereby amended by deleting in their entirety Sections 10.01 ("Consolidation, Merger, Conveyance or Transfer Only on Certain Terms") and 10.04 ("Limitation on Sales of Trust Estate"), and inserting in each case in lieu thereof the following: "[intentionally omitted]".

                         1.6.  Amendment of Article Twelve.
               (a) Article Twelve ("Covenants") of the Indenture is hereby amended by deleting in their entirety Sections 12.05 ("To Keep Books; Inspection by Trustee"), 12.07 ("Limitation on Dividends and Restricted Payments"), 12.08 ("Limitation on Additional Indebtedness and Issuance of Notes"), 12.09 ("Limitation on Repayment of Subordinated Indebtedness"),
               12.10 ("Limitation on Certain Transactions"), 12.11 ("Restriction of Activities"), 12.12 ("Limitation on Subsidiaries; Consolidated Group"), 12.13 ("Limitations on Liens"), 12.16 ("Maintenance of Properties"), 12.17 ("Insurance"), 12.20 ("Validity of Liens") and 12.21 ("Transactions with Stockholders and Affiliates"), and inserting in each case in lieu thereof the following:
               "[intentionally omitted]".

                         (b) Article Twelve ("Covenants") of the Indenture
               is hereby further amended by deleting paragraphs (a), (b) and (e) of Section 12.06 ("Reports and Compliance


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               Certificates") thereof in their entirety and inserting in
               each case in lieu thereof the following:   "[intentionally
               omitted]".


                                        ARTICLE TWO

                                    SECURITY DOCUMENTS

                         2.1. Obligations. The parties hereto hereby agree that all obligations, liabilities, covenants and agreements of each of the parties hereto under or in connection with the Security Documents are hereby terminated and canceled and are of no further force or effect.

                         2.2.  Release.  The parties hereto do hereby
               release and discharge any and all right, title and interest that they may have or that they may be entitled to by virtue of the Security Documents and do hereby declare any and all liens created by virtue of the Security Documents fully released and discharged.

                         2.3. Consent. In satisfaction of Section 1.02(d) of the Assignment, the Trustee hereby consents to and approves of the release and discharge by the Company of any and all of its right, title and interest that it may have or that it may be entitled to by virtue of the Assignment in the Assigned Properties (as defined in the Assignment).

                         2.4. Filings. (a) Upon the execution of this First Supplemental Indenture, the Company or the Guarantor, as the case may be, shall provide written notice to the other parties hereto of any Uniform Commercial Code termination statements, irrevocable stock powers, mortgage release documents or other instruments or documents (collectively, the "Filing Documents") that the Company or the Guarantor, as the case may be, will require, in its sole discretion, in order to release and discharge any right, title or interest that any party hereto may have or that it may be entitled to by virtue of the Security Documents.

                         (b)  Upon the effectiveness of this First
               Supplemental Indenture pursuant to Section 3.4 hereof, the parties hereto shall deliver the Filing Documents, duly


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               executed and validly authorized, to the Company or the
               Guarantor, as the case may be.


                                       ARTICLE THREE

                                       MISCELLANEOUS


                         3.1 Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.

                         3.2 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture or the Securities, and it shall not be responsible for any statement of the Company in this First Supplemental Indenture or any document issued in connection with the Offer.

                         3.3 Ratification. Except as hereby expressly amended, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture and the First Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

                         3.4  Effectiveness.  This First Supplemental
               Indenture shall become effective as of the date first above written; provided, however, that the provisions of Article One and Article Two (other than Section 2.4(a)) hereto shall not become operative until the Offer is consummated on the Payment Date.

                         3.5  Governing Law.  This First Supplemental
               Indenture shall be governed by, and construed in accordance


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               with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the State of New York.

                         3.6 Counterpart Originals. This instrument may be executed in any number of counterparts or with counterpart signatures, each of which as executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument.


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                                        SIGNATURES

                         IN WITNESS WHEREOF, the parties hereto have caused
               this First Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

                                                  RESORTS INTERNATIONAL
                                                  HOTEL FINANCING, INC.

                                                  By: _____________________
                                                      Name:
                                                      Title:

               (Corporate Seal)

               Attest: _____________



                                                  RESORTS INTERNATIONAL
                                                  HOTEL, INC.

                                                  By: _____________________
                                                      Name:
                                                      Title:


               (Corporate Seal)

               Attest: ______________



                                                  STATE STREET BANK AND
                                                  TRUST COMPANY OF
                                                  CONNECTICUT, NATIONAL
                                                  ASSOCIATION

                                                  By: _____________________
                                                      Name:
                                                      Title:


               (Corporate Seal)

               Attest: ________________